                                                                    EXHIBIT 99.4

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Southwestern Offshore Corporation:

     We have audited the accompanying consolidated balance sheets of Southwestern Offshore Corporation (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholder's equity and cash flows for the years ended December 31, 1995 and 1994, and the period from inception (July 19, 1993) through December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southwestern Offshore Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994, and the period from inception (July 19, 1993) through December 31, 1993, in conformity with generally accepted accounting principles.




                                         /s/   ARTHUR ANDERSEN LLP

Houston, Texas
February 16, 1996

               SOUTHWESTERN OFFSHORE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         PERIOD FROM
                                                                                          INCEPTION
                                                                                       (JULY 19, 1993)
                                                  THREE MONTHS        YEAR ENDED           THROUGH
                                                ENDED MARCH 31,      DECEMBER 31,       DECEMBER 31,
                                                ----------------   -----------------   ---------------
                                                 1996     1995      1995      1994          1993
                                                ------   -------   -------   -------   ---------------
                                                  (UNAUDITED)
                                                                    (IN THOUSANDS)
REVENUES:
  Dayrate revenue.............................  $8,675   $ 4,286   $23,867   $17,584     $ 2,571
  Bareboat revenue............................      --       100       171       664         158
  Management fee revenue and other revenue....     144        78       449       403          55
                                                ------   -------   -------   -------     -------
                                                 8,819     4,464    24,487    18,651       2,784
OPERATING EXPENSES:
  Rig operating expense.......................   5,799     4,388    20,560    13,380       1,505
  General and administrative expense..........     454       438     1,800     1,962         339
  Charter hire expense........................   1,870       728     4,290     3,864         741
  Depreciation and amortization expense.......      86       425     1,619     1,252          51
                                                ------   -------   -------   -------     -------
          Operating income (loss).............     610    (1,515)   (3,782)   (1,807)        148
INTEREST EXPENSE, net of interest income......     139        70       338       133          (1)
                                                ------   -------   -------   -------     -------
INCOME (LOSS) BEFORE TAXES....................     471    (1,585)   (4,120)   (1,940)        149
PROVISION (BENEFIT) FOR INCOME TAXES..........      --        --        --       (51)         51
                                                ------   -------   -------   -------     -------
NET INCOME (LOSS).............................  $  471   $(1,585)  $(4,120)  $(1,889)    $    98
                                                ======   =======   =======   =======     =======

  The accompanying notes are an integral part of these consolidated financial statements.

               SOUTHWESTERN OFFSHORE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS





                                                                     MARCH 31,     DECEMBER 31,
                                                                     ---------   ----------------
                                                                       1996       1995     1994
                                                                     ---------   ------   -------
                                                                     (UNAUDITED)
                                                                            (IN THOUSANDS)
                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................   $   222    $  143   $   174
  Accounts receivable, trade, net of allowance for doubtful
     receivables of $45 at March 31, 1996 and December 31, 1995 and
     $17 at December 31, 1994......................................     5,365     4,559     3,224
  Accounts receivable, joint venture...............................     1,447        --        --
  Prepaid expenses.................................................       430       351       166
                                                                      -------    ------   -------
          Total current assets.....................................     7,464     5,053     3,564
PROPERTY AND EQUIPMENT:
  Rig equipment....................................................     5,348     1,219     7,879
  Other equipment..................................................       216       209       182
  Less-Accumulated depreciation....................................      (103)     (777)   (1,210)
                                                                      -------    ------   -------
          Net property and equipment...............................     5,461       651     6,851
OTHER ASSETS.......................................................         8       115       316
                                                                      -------    ------   -------
                                                                      $12,933    $5,819   $10,731
                                                                      =======    ======   =======
               LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.................................................   $ 4,432    $2,385   $ 1,904
  Accrued liabilities..............................................     2,798     2,397     1,275
  Short-term debt..................................................     2,318     1,368       811
                                                                      -------    ------   -------
          Total current liabilities................................     9,548     6,150     3,990
AMOUNTS DUE TO VIKING, net.........................................     5,571     2,326     8,531
SHAREHOLDER'S EQUITY:
  Common stock, $.01 par value, 1,500 shares authorized and one
     share issued and outstanding..................................         1         1         1
  Additional paid-in capital.......................................     3,253     3,253        --
  Retained deficit.................................................    (5,440)   (5,911)   (1,791)
                                                                      -------    ------   -------
          Total shareholder's equity...............................    (2,186)   (2,657)   (1,790)
                                                                      -------    ------   -------
                                                                      $12,933    $5,819   $10,731
                                                                      =======    ======   =======

  The accompanying notes are an integral part of these consolidated financial statements.

               SOUTHWESTERN OFFSHORE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                        PERIOD FROM
                                                                                         INCEPTION
                                                                                         (JULY 19,
                                                 THREE MONTHS         YEAR ENDED       1993) THROUGH
                                                ENDED MARCH 31,      DECEMBER 31,      DECEMBER 31,
                                               -----------------   -----------------   -------------
                                                1996      1995      1995      1994         1993
                                               -------   -------   -------   -------   -------------
                                                  (UNAUDITED)
                                                                  (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..........................  $   471   $(1,585)  $(4,120)  $(1,889)     $    98
  Adjustments to reconcile net income (loss)
     to net cash provided by (required by)
     operations --
     Depreciation and amortization...........       86       425     1,619     1,252           51
     Increase (decrease) in operating cash
       flows resulting from --
       Accounts receivable, net..............   (2,253)      482    (1,335)   (1,838)      (1,386)
       Accounts payable......................    2,047      (445)      481     1,404          500
       Accrued liabilities...................      401       424     1,122       877          398
       Deferred income taxes.................       --        --        --       (51)          51
       Prepaid expenses and other............       28        60        16      (136)        (439)
                                               -------   -------   -------   -------      -------
          Net cash provided by (required by)
            operating activities.............      780      (639)   (2,217)     (381)        (727)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Investment in rig equipment and other
     equipment...............................   (6,343)     (885)   (3,666)   (5,517)      (2,544)
  Proceeds from sale of assets...............    1,447        --        --        --           --
                                               -------   -------   -------   -------      -------
          Net cash required by investing
            activities.......................   (4,896)     (885)   (3,666)   (5,517)      (2,544)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in short-term debt................      950        27       557       811           --
  Proceeds for issuance of common stock......       --        --        --        --            1
  Increase (decrease) in amount due to
     Viking..................................    3,245     1,716     5,295     4,709        3,822
                                               -------   -------   -------   -------      -------
          Net cash provided by financing
            activities.......................    4,195     1,743     5,852     5,520        3,823
                                               -------   -------   -------   -------      -------
NET INCREASE (DECREASE) IN CASH..............       79       219       (31)     (378)         552
CASH AND CASH EQUIVALENTS, beginning of
  period.....................................      143       174       174       552           --
                                               -------   -------   -------   -------      -------
CASH AND CASH EQUIVALENTS, end of period.....  $   222   $   393   $   143   $   174      $   552
                                               =======   =======   =======   =======      =======
SUPPLEMENTAL CASH FLOW DISCLOSURES:
  Noncash investing activities --
     Carrying value of assets sold to
       Viking................................       --        --   $ 8,247        --           --
     Gain on sale of assets to Viking treated
       as capital contribution...............       --        --   $ 3,253        --           --

  The accompanying notes are an integral part of these consolidated financial statements.

               SOUTHWESTERN OFFSHORE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                                                    COMMON STOCK     ADDITIONAL    RETAINED        TOTAL
                                                   ---------------    PAID-IN      EARNINGS    SHAREHOLDER'S
                                                   SHARES   AMOUNT    CAPITAL     (DEFICIT)       EQUITY
                                                   ------   ------   ----------   ----------   ------------
                                                             (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
BALANCE AT INCEPTION (JULY 19, 1993).............    --      $ --      $   --      $     --       $    --
INITIAL CAPITALIZATION...........................     1         1          --            --             1
NET INCOME.......................................    --        --          --            98            98
                                                   ----      ----      ------      --------       -------
BALANCE AT DECEMBER 31, 1993.....................     1         1          --            98            99
NET LOSS.........................................    --        --          --        (1,889)       (1,889)
                                                   ----      ----      ------      --------       -------
BALANCE AT DECEMBER 31, 1994.....................     1         1          --        (1,791)       (1,790)
NET LOSS.........................................    --        --          --        (4,120)       (4,120)
GAIN ON SALE OF ASSETS TO VIKING TREATED AS
  CAPITAL CONTRIBUTION...........................    --        --       3,253            --         3,253
                                                   ----      ----      ------      --------       -------
BALANCE AT DECEMBER 31, 1995.....................     1         1       3,253        (5,911)       (2,657)
NET INCOME (UNAUDITED)...........................    --        --          --           471           471
                                                   ----      ----      ------      --------       -------
BALANCE AT MARCH 31, 1996 (UNAUDITED)............     1      $  1      $3,253      $ (5,440)      $(2,186)
                                                   ====      ====      ======      ========       =======

  The accompanying notes are an integral part of these consolidated financial statements.

               SOUTHWESTERN OFFSHORE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INTERIM FINANCIAL INFORMATION

     The unaudited consolidated financial statements as of and for the three months ended March 31, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal and recurring adjustments) necessary to present a fair statement of the Company's financial position and results of operations for the interim periods included herein have been made and the disclosures contained herein are adequate to make the information presented not misleading. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996.

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION AND BUSINESS

     Southwestern Offshore Corporation and subsidiaries (the Company) was formed under the laws of the state of Delaware on July 19, 1993. The Company is a 100 percent owned subsidiary of Viking Supply Ships, A.S. (Viking), which is incorporated under the laws of Norway. The Company was established primarily to operate drilling rigs owned by Viking and others. The Company is primarily engaged in domestic and international oil and gas drilling operations. The Company's principal emphasis is operations in the U.S. Gulf of Mexico, and the Company's international operations are conducted through its subsidiary, Southwestern Offshore International Two, Inc., in the Middle East.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

REVENUE RECOGNITION

     Drilling contracts are on a dayrate basis, and revenues and expenses are recognized as the work progresses. Charter payments received for rigs chartered to unaffiliated third parties are recorded as earned during the charter period.

CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, all liquid investments with maturities at the date of purchase of three months or less are considered cash equivalents.

FACTORING OF ACCOUNTS RECEIVABLE

     In the normal course of business, the Company sells its trade accounts receivable on a pre-approved basis. The Company pays a factoring fee as compensation for the interest cost and other services provided by the factoring company.

CONCENTRATION OF CREDIT RISK

     The market for the Company's services is the offshore oil and gas industry, and the Company's customers consist primarily of major and independent oil and gas producers. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company provides allowances for potential credit losses when necessary. For the year ended December 31, 1995, two customers each accounted for 15 percent of the Company's total revenues, for the year ended December 31, 1994, three

               SOUTHWESTERN OFFSHORE CORPORATION AND SUBSIDIARIES customers accounted for 24 percent, 16 percent and 10 percent, respectively, of the Company's total revenues, and for the period ended December 31, 1993, two customers accounted for 77 percent and 15 percent, respectively, of the Company's total revenues.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

     Property and equipment include refurbishments and improvements made to chartered rigs and are stated at cost. Depreciation of refurbishments and improvements made to rigs chartered from Viking and all other equipment is provided on a straight-line method over the remaining estimated useful life of five to seven years from the date the property or equipment is placed in service by the Company. During 1995, the Company sold to Viking property and equipment for $11,500,000 and reduced its obligation to Viking by $8,247,000. The resulting gain of $3,253,000 was treated as a contribution of capital for financial reporting purposes. Amortization of improvements made to rigs chartered from others is provided on a straight-line basis over the term of the initial charter period plus any charter period extensions. Repairs and maintenance expenditures are charged to expense as incurred.

     In March 1995, Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," was issued. SFAS No. 121, which becomes effective in 1996, requires that certain long-lived assets be reviewed for impairment whenever events indicate that the carrying amount of an asset may not be recoverable and that an impairment loss be recognized under certain circumstances in the amount by which the carrying value exceeds the fair value of the asset. The Company will adopt SFAS No. 121 in 1996, as required, and believes the adoption will have no effect on the Company's consolidated results of operations or financial position.

INCOME TAXES

     Deferred taxes are recognized for revenues and expenses reported in different years for financial statement purposes and income tax purposes in accordance with SFAS No. 109, "Accounting for Income Taxes." The statement requires, among other things, the liability method of computing deferred income taxes. The liability method is based on the amount of current and future taxes payable using tax rates and laws in effect at the balance sheet date.

FOREIGN CURRENCY TRANSLATION

     The Company follows a translation policy in accordance with SFAS No. 52, "Foreign Currency Translation." The U.S. dollar has been designated as the functional currency for the Company's foreign operations. Foreign currency exchange gains and losses are included in other income and expenses as incurred. Foreign currency gains and losses were not significant in 1995 or 1994, and the Company did not have any foreign operations in 1993.

INDUSTRY CONDITIONS

     Results of operations and financial condition of the Company should be considered in light of the significant fluctuations in demand experienced by drilling contractors as rapid changes in oil and gas

               SOUTHWESTERN OFFSHORE CORPORATION AND SUBSIDIARIES producers' expectations, budgets and drilling plans occur. The fluctuations can rapidly impact the Company's results of operations and financial condition as supply and demand factors directly affect utilization and dayrates, which are the primary determinants of cash flow from the Company's operations. Viking has provided financial support to the Company including, but not limited to, amounts necessary for refurbishments and improvements of rigs and working capital. The amounts reported in the consolidated financial statements provided through this arrangement are $2,326,000 and $8,531,000 as of December 31, 1995 and 1994, respectively. Viking has agreed to provide financial support, if necessary, during 1996 which should allow the Company to continue its operations, realizing its assets and discharging its liabilities.

RECLASSIFICATION

     Certain prior-period amounts in the consolidated financial statements have been reclassified for comparable purposes. Such reclassifications had no effect on the net loss or the overall financial condition of the Company.

2. FINANCING AGREEMENT:

     At times, the Company sells certain of its trade accounts receivable to a commercial factoring company (factor). Under the terms of the factoring agreement, the factor ultimately remits to the Company the factor amounts less a
1.5 percent factoring fee. Amounts are factored without recourse as to credit losses but with recourse as to disputes and discounts. The Company also pays, as an additional fee to the factor, interest on the uncollected balance from the time trade accounts receivable are sold to the factor until payment is received, at a rate equal to the factor's bank borrowing rate plus 1.5 percent. Factoring fees and the interest charges are included in interest expense in the consolidated statements and totaled $351,000 in 1995 and $146,000 in 1994. Viking and an officer of the Company have agreed to guarantee payment of any losses incurred by the factor under this arrangement.

3. RELATED-PARTY TRANSACTIONS:

     The Company charters eight rigs owned or controlled by Viking at approximately market rates. Charter expenses to Viking included in the consolidated statements were $4,026,000, $3,636,000 and $741,000 for periods ending December 31, 1995, 1994 and 1993, respectively. Property and equipment included $458,000 and $6,861,000 on December 31, 1995 and 1994, respectively, relating to refurbishments and improvements to rigs which are owned by Viking and chartered to the Company. The charter agreements were established for an initial two-year period which expired in November 1995; and have been extended through August 1996; and, among other things, include options to purchase the rig under charter.

4. FEDERAL INCOME TAXES:

     As a result of tax losses generated, the Company made no current provisions for U.S. federal income taxes during the years ended December 31, 1995 and 1994, respectively. However, as the 1993 tax loss resulted from certain timing differences which offset book income, a deferred provision was recorded in 1993 and reversed in 1994 due to losses in 1994 offsetting the reversal of the timing differences. Components of the benefit for income taxes reflected in the statements of operations consist of the following:

                                                            1995         1994         1993
                                                          --------     --------     --------
    Current............................................   $     --     $     --     $     --
    Deferred...........................................         --      (51,000)      51,000
                                                          --------     --------     --------
                                                          $     --     $(51,000)    $ 51,000
                                                          ========     ========     ========

               SOUTHWESTERN OFFSHORE CORPORATION AND SUBSIDIARIES

     The timing differences between book and tax bases include depreciation, accrued liabilities and prepaid expenses. In addition, the Company had generated a net operating loss carry forward of approximately $550,000 and $830,000 as of December 31, 1995 and 1994, respectively, which begins to expire in 2008. The Company had deferred tax assets, including net operating loss (NOL) carry forwards and other timing differences, of $870,000 and $400,000 as of December 31, 1995 and 1994, respectively. The Company has established a full valuation allowance against these assets due to the uncertainty of future taxable income.

     The gain of $3,253,000, discussed in Note 1 above, which was treated as a contribution of capital for financial reporting purposes, was treated as taxable income for federal income tax purposes, thus reducing the otherwise available NOL.

5. COMMITMENTS AND CONTINGENCIES:

     The Company occupies administrative offices and leases certain equipment under operating leases from unaffiliated third parties. Lease terms range in length from one to five years. Aggregate minimum future annual rental commitments under the operating leases with lease terms in excess of one year as of December 31, 1995, are as follows:

        1996.............................................................    $67,000
        1997.............................................................     67,000
        1998.............................................................     67,000
        1999.............................................................     61,000

     During 1994 and 1995, the Company chartered a rig from an unaffiliated third party for a period of one year plus extension options to the Company. The charter agreement, among other things, provides the Company an option to purchase the rig at any time during the term of the charter.

     The Company has employment agreements with certain officers. These arrangements provide, among other things, for severance payments of such officers' annual salary in the event of termination after a change in control, as defined, of the Company. The Company has an incentive arrangement which provides for compensation to certain officers upon sale of any or all of the chartered rigs.

     The Company is a defendant in certain claims or contingencies arising out of operations in the normal course of business. In the opinion of management, uninsured losses, if any, in excess of those accrued will not have a material adverse effect on the Company's financial statements. The Company is self-insured for the deductible portion of its insurance coverage. Future events or claims may increase the Company's costs for such insurance. In the opinion of management, adequate accruals have been made based on known and estimated exposures.

6. EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

     On May 23, 1996, Cliffs Drilling Company ("Cliffs") completed the acquisition of 9 jack-up drilling rigs and a 50% interest in a joint venture which owns an additional jack-up drilling rig and their related assets, all of which were operated by the Company. Pursuant to an Acquisition Agreement dated May 13, 1996, the jack-up rigs were acquired from Viking and its affiliates and Production Partner Inc. The purchase price of the jack-up rigs was (a) $103.8 million in cash (after reductions of $6.2 million for required refurbishment of certain rigs not made prior to closing) plus (b) issuance of 1.2 million shares of Cliffs' common stock and (c) assumption of certain contractual liabilities, including the Cliffs' guarantee of $4.25 million in indebtedness related to the refurbishment of the jack-up rig contracted to work in Trinidad.